Exhibit 4.19

CONFIDENTIAL

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is dated as of November __, 20121 between RedHill Biopharma Ltd., a corporation incorporated under the laws of the State of Israel (the “Company”), and the person or entity whose name, signature and address appear on the signature page hereof (the "Investor").

WHEREAS, the Company seeks to raise equity funds in the amount of approximately $3,000,000 and up to $7,200,000 or any other amount decided by the Company's Board (the "Aggregate Total Funds") from various investors (the "SPA Investors"); and

WHEREAS, the Investor is willing to invest in the Company's equity the amount set forth on the signature page as part of the Aggregate Total Funds or such lesser amount as may be determined by the Company pursuant to this Agreement and receive Ordinary Shares and Warrants from the Company upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

1.	Definitions

In addition to the terms defined elsewhere in this Agreement, for the purposes of this Agreement, the following terms have the meanings indicated in this Section 1:

“Board” means the Board of Directors of the Company.

“Business Day” means any day except days on which banking institutions in the State of Israel are authorized or required by law or other governmental action to close.

“ISA” means the Israel Securities Authority.

“Israeli Securities Law” means the Israeli Securities Law, 5728 – 1968, as amended and the rules, regulations and the directives promulgated thereunder.

"Nominee Company" means the Nominee Company of Bank Leumi of Israel Ltd.

“Ordinary Shares” means the ordinary shares of the Company, par value NIS0.01 per share.

"Price Per Share" means NIS 4.0 (four) per Ordinary Share.

"Securities" means the Ordinary Shares, the Warrants and the Warrant Shares.

"U.S. Securities Act" means the U.S. Securities Act of 1933, as amended.

“TASE” means the Tel Aviv Stock Exchange Ltd.

1 To be dated by the Company on the Final Date as defined in section 2.3.

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“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

"Warrants" shall have the meaning set forth in Section 2.10 hereof.

2.	The Investment

2.1.	Subject to the satisfaction of the conditions set forth in Section 5, at the Closing, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor, a number of Ordinary Shares calculated by dividing the Investment Amount (defined below) by the Price Per Share based on the representative rate of exchange last published by the Bank of Israel on November 15, 2011 (with no fractional shares but rounded to the nearest share) (the "Shares").

2.2.	The amount set forth on the signature page indicates the amount the Investor is willing to invest in the Company's equity under this Agreement. The signature by the Investor on the signature page of this Agreement shall be deemed an irrevocable offer by the Investor to acquire the Shares.

2.3.	The Company, in its sole discretion, may add its signature to the signature page of this Agreement at any time following receipt of this Agreement with the Investor’s signature, but no later than November 19, 2012 unless extend at the Company's sole discretion, but in any case no later than November 26, 2012 (the date upon which the Company adds its signature shall be referred to as the “Final Date"). This Agreement shall only be considered binding upon the Company, if and when it, has added its signature. If the Company does not add its signature to the signature page of this Agreement by the said date, the signature of the Investor on the signature page shall be considered null and void and of no further effect, it being understood that the Company has no obligation to add its signature to the signature page of this Agreement or otherwise accept an investment from the Investor.

2.4.	The Company, in its sole discretion, when adding its signature to the signature page of this Agreement may decrease the amount to be invested by the Investor by amending the amount of the investment indicated by the Investor on the signature page.

2.5.	For purposes of this Agreement, the "Investment Amount" shall mean the amount of investment indicated by the Investor on the signature page, as may be amended by the Company pursuant to Section 2.4.

2.6.	The purchase and sale of the Shares shall take place within Seven (7) Business Days of the satisfaction of the conditions set forth in Section 5 (the "Closing") unless the Company in its sole discretion decided to extend this period by up to another 7 days.

2.7.	At the Closing, the Investor shall provide evidence to the Company of the wire transfer of the Investment Amount to the Company's bank account, as specified in Schedule A.

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2.8.	Subject to receipt of the Investment Amount pursuant to Section 2.4, within four (4) days following the Closing, the Company shall deliver to the Nominee Company a certificate representing the Shares and the Warrant Shares (upon issuance if Warrants are exercised) in the name of the Nominee Company. Such certificates shall be credited to the bank account/TASE member account of ESOP Management & Trust Services Ltd. or any other trustee chosen by the Company (the "Trustee") or to the bank account/TASE member account of the Investor, details of which shall be provided by the Investor to the Company at least three (3) days prior to the Closing.

2.9.	Notwithstanding the provisions of Section 2.8, if the Investor is, or at the time of the issuance of the Securities will be, in the United States or a resident of the United States (including an entity organized in the United States), the Shares and Warrant Shares (upon issuance if Warrants are exercised) will be continue to be held by the Nominee Company and credited to the bank account/TASE member account of the Trustee, and if such Investor is not an affiliate of the Company, the Shares and Warrant Shares may be released to the bank account/TASE member account of the Investor upon the later to occur of (i) one year from the issuance of the Shares (in the case of the Warrant Shares, the later of one year from the issuance of the Shares and six months from the issuance of the Warrant Shares) and (ii) three months following registration of the Company's American Depositary Shares under the U.S. Securities Exchange Act of 1934, as amended, or such earlier time that Investor provides a legal opinion reasonably acceptable to the Company that the Investor may sell the Securities pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

2.10.	At the Closing, the Company shall grant to the Investor warrants (the "Warrants") to purchase additional Ordinary Shares. The Warrants shall be in the form of the Warrant Certificate attached hereto as Schedule B and shall provide the Investor with the right to purchase a number of Ordinary Shares obtained by dividing the number of Shares by 2.0, at an exercise price per share calculated in accordance with Section 1 of the Warrant Certificate.

3.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor as follows:

3.1.	Organization. The Company has been duly incorporated and validly exists in accordance with the laws of the State of Israel.

3.2.	Corporate Authorization; Execution; Validity of Proposal. The Company has the full corporate power and authority to execute this Agreement and the Warrants, certificates or other instruments required to be delivered hereunder by the Company (the "Transaction Documents"), including the sale, issuance and delivery of the Shares. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate actions.

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3.3.	Validity of Ordinary Shares. When issued to the Investor against full payment therefore, all of the Shares will have been duly and validly issued, fully paid and non-assessable; shall not be subject to call or forfeiture rights and will be free and clear of any security interests, liens, claims, encumbrances or other third party interests, other than those restrictions contemplated by the Israeli Securities Law and as provided for in Section 4.5; and will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

3.4.	No Other Representations and Warranties. Except for the representations and warranties expressly and specifically made by the Company in this Section 3, the Company does not make any express or implied representations or warranties regarding the Shares, the Warrants or its business, properties, prospects and financial condition, and the Company hereby disclaims all other representations and warranties of any kind or nature, express or implied.

4.	Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows:

4.1.	Authorization; Validity of Proposal. The Investor has all requisite power and authority to purchase the Shares and Warrants in accordance with and upon the terms and conditions set forth in this Agreement and this Agreement constitutes a valid and binding agreement of the Investor.

4.2.	Investor Status. Investor hereby declares that the Investor (Investor to complete each):

4.2.1.	is an investor of the type listed in the First Schedule of the Israeli Securities Law - Yes ___/ No ___ (Please indicate) and

4.2.2.	is, and at the time of the issuance of the Shares to the Investor, will be, an "accredited investor" as that term is defined in Rule 501(a)(3) or 501(a)(5) of Regulation D promulgated under the U.S. Securities Act - Yes ___/ No ___ (Please indicate)

4.2.3.	is not, and at the time of the issuance of the Securities to the Investor, will not be, in the United States or a resident of the United States (including an entity organized in the United States) - Yes ___/ No ___ (Please indicate).

4.3.	Investor is acquiring the Shares and the Warrants for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

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4.4.	Knowledge and Experience. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this Agreement, has evaluated the merits and risks of this Agreement, accepts the terms and conditions of this Agreement, has the ability to bear the economic risks of its investment for an indefinite period of time, can afford the complete loss of the investment and recognizes that an investment in the Company involves substantial risk.

4.5.	Access to Information. Investor acknowledges that the Company files reports regarding material aspects of its activity in accordance with the Israeli Securities Law and that the reports are available to the Investor.

The Investor had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement.

4.6.	Transfer or Resale. The Investor understands and acknowledges that (i) the Shares and the Warrants and the Warrant Shares are restricted for resale through the TASE in accordance with the Israeli Securities Law, for the periods and amounts specified in the attached as Schedule C; and (ii) the Securities have not been and will not be registered under the U.S. Securities Act or equivalent statute or law of any other jurisdiction and may not be offered or sold in the United States unless the Shares are registered under the U.S. Securities Act, or are sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, or the Company receives an opinion of legal counsel reasonably satisfactory to the Company that such registration is not required under the U.S. Securities Act.

5.	Conditions of the Closing

5.1.	The Closing of the transactions under this Agreement is subject to the fulfilment of each of the following conditions which must occur no later than 45 days following the Final Date:

5.1.1.	The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.1.2.	The representations and warranties of the Investor contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.1.3.	The TASE has approved the listing of the Shares and of the Warrant Shares for trade on the TASE.

5.1.4.	No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other similar legal restraint shall be in effect that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibits or otherwise restrains the consummation of the transactions contemplated by this Agreement.

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5.1.5.	No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or order which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal, otherwise prohibits or otherwise restrains the consummation of the transactions contemplated by this Agreement.

6.	Use of Proceedss

Research and development and general working capital purposes of the Company, at the Board's discretion.

7.	Effectiveness; Survival.

Each of the warranties, representations and covenants of the Company contained in this Agreement is deemed to be made at the Closing and shall survive the Closing and remain in full force and effect for a period of one (1) year from the Closing.

8.	Miscellaneous

8.1.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Israel. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel Aviv-Jaffa. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

8.2.	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.3.	Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Company and the Investor, their affiliates and persons acting on their behalf with respect to the subject matter thereof, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

8.4.	Tax. Any tax arising with respect to the grant or exercise of the Shares or the Warrant, the payment for, or disposition of the Warrant Shares covered thereby, or from any other event or act in connection therewith, shall be borne solely by the Investor. The Company shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. The Investor shall indemnify the Company and hold the Company harmless against and from any and all liability for any such tax or interest or penalty thereon.

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8.5.	Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally (including email and fax); or (ii) three Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

RedHill Biopharma Ltd.

21 Ha’arba’a St.

Tel Aviv, 64739, Israel

Tel.: +972-3-541-3131 Fax: +972-3-541-3144

Attn: Mr. Ori Shilo, VP Finance and Operations

And if to Investor:

To the address set forth on signature page hereto.

Or at such other address and/or to the attention of such other person as the recipient party has specified by written notice.

8.6.	Successors and Assigns.

8.6.1.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.6.2.	No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

8.7.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further reasonable acts and things, and shall execute and deliver all such other reasonable agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

8.8.	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.9.	Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

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INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement:

For RedHill Biopharma Ltd.

Final Investment Amount (to be completed by the Company pursuant to Section 2.4) (in numbers):_____________ (please repeat amount in words________________________________)

By:
Name:

Title:

Date:

By:

Name:

Title:

Date:

The Investor

By:

Name:
Title:
ID:
Nationality:
Date:

Amount proposed to be invested by the Investor (number):_________________ (please repeat amount in words:________________)

Full address of the Investor:

Phone Number:

Fax Number:

Email:

Schedule A- RedHill Biopharma Ltd. - Bank Details

RedHill Biopharma – Bank Details

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Account Name:	RedHill Biopharma Ltd.
Account Number:	544540
Branch number:	567
Bank Name:	Bank Hapoalim
Address:	4 Weitzman St., Tel-Aviv 64239, Israel
IBAN Number:	IL23 0125 6700 0000 0544 540
Swift Code:	POALILIT

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Schedule B (Warrant Certificate)

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Schedule B

THE WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), THE ISRAELI SECURITIES LAW OF 1968 (THE “SECURITIES LAW”) OR ANY APPLICABLE STATE SECURITIES LAWS. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, THE SECURITIES LAW AND SUCH STATE LAWS, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, THE SECURITIES LAW AND SUCH STATE LAWS.

WARRANT TO PURCHASE SHARES

RedHill Biopharma Ltd., an Israeli company (the “Company”), hereby grants to _________________________, I.D. ________________(the “Holder”), the right to purchase from the Company such number of ordinary shares of the Company, set forth below, subject to the terms and conditions set forth below. The parties acknowledge that this Warrant is granted in connection with the closing of the November __, 20121 Share Purchase Agreement between the Company and the Holder (the “SPA”). Unless otherwise required by the context, all capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the SPA.

1.	Number of Shares Available for Purchase and Exercise Price

1.1.	This Warrant may be exercised to purchase up to __________ordinary shares, par value NIS 0.01 per share of the Company (the “Warrant Shares”), which is equal to fifty percent (50%) of the number of Shares issued to the Holder under the SPA.

1.2.	The exercise price for each Warrant Share (the “Warrant Price”) shall be calculated as follows: (i) in the event Holder exercises this Warrant by the end of the sixth (6) month following the Closing (as such term is defined in Section 2.6 of the SPA) occurs (the “Initial Exercise Period”), the fixed Warrant Price shall be US $1.18 ; (ii) in the event Holder exercises this Warrant within six (6) months following the end of the Initial Exercise Period (the “Second Exercise Period”), the fixed Warrant Price shall be US $1.34 ; and (iii) in the event Holder exercises the Warrant following the end of the Second Exercise Period and until the last date of the Exercise Period, the fixed Warrant Price shall be US $1.54.0.

2.	Term

This Warrant may be exercised, in whole, or in part (subject to Section 4 below), within the period of twenty-four (24) months following the Closing, ending on ____ (the “Exercise Period”).

3.	Exercise of Warrant

[1]	To be dated by the Company on the Final Date as defined in section 2.3 of the SPA.

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This Warrant may be exercised in whole or in part on any number of occasions during the Exercise Period. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder. This Warrant may be exercised for cash only, to be made through a wire transfer to the bank account of the Company referred to in the SPA or other bank account to be provided by the Company. To exercise, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate Warrant Price payable for the Warrant Shares being purchased upon such exercise in immediately available funds, in US Dollars or the NIS equivalent thereof, based on the representative rate of exchange last published by the Bank of Israel and known on the date of the payment to the Company.

The Holder agrees that the Warrant Shares may be issued in the name of the Nominee Company for credit to the bank account/TASE member account of ESOP Management & Trust Services Ltd. or any other trustee chosen by the Company (the “Trustee”) or to the bank account/TASE member account of the Holder Account, details of which shall be provided by the Holder to the Company at least three (3) days prior to the Closing.

Notwithstanding the foregoing, if the Holder at the time of issuance of the Warrant Shares will be in the United States or a resident of the United States (including an entity organized in the United States), the Warrant Shares will be continue to be held by the Nominee Company and credited to the bank account/TASE member account of the Trustee, and if such Investor is not an affiliate of the Company, the Warrant Shares may be released to the bank account/TASE member account of the Investor in accordance with the provisions of Section 2.9 of the SPA.

4.	Fractional Shares

No fractional shares will be issued in connection with any exercise hereunder, and the number of Warrant Shares issued shall be rounded down to the nearest whole number.

5.	Warrant Confers No Rights of Shareholder

Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise of this Warrant resulting in the purchase of Warrant Shares and the issuance of such shares.

6.	Investment Representation

The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment purposes only and not with a view to, or for distributing, the Warrants or the Warrant Shares.

7.	Adjustment.

The number of Warrant Shares purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events during the Exercise Period, as follows:

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7.1.	In the event that the Company distributes a cash dividend, the effective date for the distribution thereof, will take place after the date of the allocation of the Warrant to the Holder, but before the exercise or expiry of the Warrants, the Warrant Price shall be decreased in respect of each Warrant Share by the amount of the dividend per share. For the avoidance of doubt, under no circumstances will the Warrant Price be decreased to a price which is less than 10 Agorot per Warrant.

7.2.	In the event that the Company distributes bonus shares, the effective date for the distribution of which takes place after the date of the allocation of the Warrant to the Holder, but before the exercise or expiry of the Warrants, the number of Warrant Shares to which the Holder is entitled upon the exercise of the Warrants shall increase by the number of the Warrant Shares that the Holder would have been entitled to as bonus shares, had he exercised the Warrants prior to the effective date for the distribution of the bonus shares. The Warrant Price shall not vary as a result of the increase in the number of Warrant to which the Holder is entitled in the wake of the distribution of bonus shares.

7.3.	If rights to acquire any securities whatsoever are offered to Company shareholders by way of rights, the Company shall act with a view that the number of Warrant Shares that the Holder is entitled to upon the exercise of the Warrant will be adjusted multiplying it by the Benefit Ratio. Benefit Ratio - the closing price of the stock exchange on the "Last Trading Day" before the "X Date" divided by the base price of the ex-rights stock.

7.4.	In any event of division or consolidation of the Company’s share capital, or any other corporate capitalization event of a significantly similar nature, the Company shall effect such changes or adjustments as are required to prevent dilution or increase in the Holder’s rights, with respect to the number of the Warrant Shares in relation to the Warrants not yet exercised by the Holder and/or the Warrant Price of each Warrant.

7.5.	In any event of a merger, spin-off and/or any other structural change, Warrants which have been granted under this Warrant, shall be replaced by, or converted to, an alternative Warrant in the Company after such structural change, all at the absolute discretion of the Company’s Board.

8.	Transfer

8.1.	The Holder may not assign or transfer this Warrant or any rights or obligations hereunder without the prior written consent of the Company.

8.2.	Transfer or Resale. The Warrant Shares are restricted for resale through the TASE in accordance with the Israeli Securities Law, for the periods and amounts specified in the attached Schedule C; Neither this Warrant nor the Warrant Shares have been or will be registered under the 1933 Act, the Securities Law or an equivalent statute or law of any other jurisdictionNeither this Warrant nor the Warrant Shares have been or will be registered under the 1933 Act, the Securities Law or an equivalent statute or law of any other jurisdiction. The Holder understands that neither this Warrant nor any Warrant Shares may be offered or sold in the United States unless they are registered under the U.S. Securities Act, or are sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Securities Act, or the Company receives an opinion of legal counsel reasonably satisfactory to the Company that such registration is not required under the U.S. Securities Act.

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9.	Representations and Warranties.

The Company represents and warrants to the Holder as follows:

9.1.	This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

9.2.	The Warrant Shares shall be duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights.

9.3.	The issuance of the Warrant Share will not be, inconsistent with the Company’s Articles of Association.

10.	Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

11.	Tax

Any tax arising with respect to the grant or exercise of the Warrant, the payment for, or disposition of the Warrant Shares covered thereby, or from any other event or act in connection therewith, shall be borne solely by the Holder. The Company shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. The Holder shall indemnify the Company and hold the Company harmless against and from any and all liability for any such tax or interest or penalty thereon.

12.	Notices

Any notices, consents or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally (including email and fax); or (ii) two days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Holder:

To the address set forth on the signature page hereto

If to Company:

RedHill Biopharma Ltd.

21 Ha’arba’a St.

Tel Aviv, 64739, Israel

Tel.: +972-3-541-3131 Fax: +972-3-541-3144

Attn: Mr. Ori Shilo, VP Finance and Operations

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Or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to the other party.

13.	Amendments

Any term of this Warrant may be amended and observance of any term of this Warrant may be waived from time to time (either generally or in a particular instance, and either retroactively or prospectively subject to the provisions of applicable law as shall exist from time to time) with the written consent of SPA Investors who invested in the Company under the various Share Purchase Agreements signed by the Company with the SPA Investors on November ____, 20122, and who hold in the aggregate, on the date such consent is received, Warrants exercisable for a majority of the Warrant Shares not yet excercised as of such date.

Without derogating from the generality of the foregoing, it is hereby clarified and agreed that the Warrant shall be considered automatically amended in order to comply with any mandatory requirement or instruction of the Tel-Aviv Stock Exchange, any other stock exchange or any other relevant authority acting pursuant to applicable law, as shall exist from time to time.

14.	Applicable Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

15.	Entire Agreement

This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

[Remainder of page intentionally left blank]

[2]	To be dated by the Company on the Final Date as defined in section 2.3 of the SPA.

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IN WITNESS WHEREOF, the Company has executed this Warrant Certificate as of the date set forth below.

RedHill Biopharma Ltd.

By:

Name:

Title:

Date:

Agreed and accepted:

The Holder

By:

Name:

Title:

Date:

Address:

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

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NOTICE OF EXERCISE

To: RedHill Biopharma Ltd.

1.	The undersigned hereby elects to purchase [_________][insert number of shares] ordinary shares par value NIS 0.01 per share (the “Warrant Shares”) of the Company, pursuant to the attached terms of the Warrant, and tenders herewith payment of the purchase price in the amount of ____________ for such Warrant Shares in full.

2.	In exercising this Warrant, the undersigned hereby confirms that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the US Securities Act of 1933, as amended, the Israeli Securities Law of 1968 or any state securities laws.

3.	Please issue a certificate representing the Warrant Shares to the Nominee Company on behalf of the undersigned.

4.	The undersigned hereby represents that at on the date hereof it is not, and at the time of issuance of the Warrants it will not be, in the United States or a resident of the United States (including an entity organized in the United States) - Yes ___/ No ___ (Please indicate).

(Date)	(Print Name)

(Signature)

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Schedule C

In accordance with the Israeli Securities Law, 1968 ("Securities Law") and the Securities Regulations (details with regard to sections 15A to 15C of the law), 2000 ("Regulations") the Shares issued to the Lenders are subject to the following restrictions:

1.1.	The Shares cannot be offered in the course of trading on the stock exchange during a period of six (6) months as of the date on which they were issued to the Lender ("Lock-Up Period"); and

1.2.	Within the period of six (6) consecutive quarters, following the Lock-Up Period, the Shares can be offered in the course of trading on the stock exchange subject to the following restrictions:

1.2.1.	The amount of Shares that can be offered, by each Lender, in each trading day on the Tel Aviv Stock Exchange ("Stock Exchange") shall not exceed the daily average of the trading turnover on the Stock Exchange of the Company's shares in the period of eight weeks that preceded the date of the offer.

1.2.2.	The percentage of Shares offered in each quarter, by each Lender, on the Stock Exchange, on the date of the offer, shall not exceed one percent of the issued and outstanding capital of the Company, during each quarter.

"issued and outstanding" - excluding shares that will derive from a realization or exercise of convertible securities (including exercise of options and warrants) that were issued up to the date of the offer and that have not yet been realized or exercised.

"Quarter" - a period of three months; the first quarter shall begin at the end of the period stated in sub regulation 1.1, as applicable.